PRESS RELEASE



FOR IMMEDIATE RELEASE
THURSDAY, JUNE 18, 1997 AT 2:30 PM M.D.T.


                             FOXMOOR INDUSTRIES LTD.



              FOXMOOR INDUSTRIES LTD. ANNOUNCES BOARD ELECTIONS AND
                     INVESTIGATION INTO FINANCIAL REPORTING


     Foxmoor Industries Ltd. (NASDAQ: FOXI) announced today that Paul Eagland, Michael Smith and Ross Corace were elected to the Company's Board of Directors at the Annual Meeting held June 16 in Denver. Mr. Eagland was appointed Chairman and Chief Executive Officer of the Company.

     The Company also announced that it has commenced an investigation into the financial position of the Company and its financial reporting practices. Mr. Paul Eagland, newly-elected Chairman and Chief Executive Officer said, "After our initial review of the Company's financial position, we have concerns about the true value of the Company's assets and the accuracy of its prior financial reporting. We are conducting a thorough review of the Company's books and records and hope to be in position within the next week to provide our shareholders and the investment community with a report on the Company's financial position."


CONTACT: Paul Eagland at (604) 538-2221


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